Page 17 of 19 Pages

                                    EXHIBIT F
                        ASSIGNMENT AND TRANSFER AGREEMENT


          ASSIGNMENT AND TRANSFER AGREEMENT (the "Agreement"), dated as of March 11, 1997, by and between Quantum Industrial Partners LDC ("QIP"), a Cayman Islands limited duration company, and Quantum Partners LDC ("Quantum Partners"), a Cayman Islands limited duration company.

          WHEREAS, on February 21, 1997 (the "Closing Date"), QIP entered into a Common Stock Purchase Agreement (the "Purchase Agreement") with Pharmacyclics, Inc. ("Pharmacyclics") pursuant to which QIP purchased 600,000 shares of common stock, par value $.0001 (the "Shares"), of Pharmacyclics for an aggregate amount of $11,430,000;

          WHEREAS,  QIP  wishes to assign  and  transfer  the  Shares to Quantum
Partners and to assign and transfer its rights and obligations under the Purchase Agreement to Quantum Partners, and Quantum Partners wishes to accept such assignment and transfer and replace and novate QIP as a party to the Purchase Agreement.

          NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


          1.        Assignment   and  Transfer.   (a)  QIP  hereby  assigns  and
                    --------------------------
                    transfers to Quantum Partners as of the Closing Date, free and clear of all liens, mortgages, pledges, security interests or other encumbrances of any kind, its entire right, title and interest to and in the Shares, which are fully paid and non-assessable, and Quantum Partners, as of the Closing Date, shall be deemed the owner of the Shares for all purposes. In consideration of the aforesaid assignment and transfer, Quantum Partners is remitting to QIP concurrently herewith $11,430,000 as the purchase price of the Shares.

                    (b) Quantum Partners hereby accepts the assignment and transfer referred to in Section 1(a) hereof. In consideration of such acceptance and the payment by Quantum Partners to QIP referred to in Section 1(a), QIP is delivering the Shares to Quantum Partners concurrently herewith.


          2.        Novation and  Substitution.  (a) Effective as of the Closing
                    --------------------------
                    Date, Quantum Partners shall be replaced, novated and, for all purposes, substituted for QIP as a party to the Purchase Agreement.





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                                                             Page 18 of 19 Pages

                    (b) Effective as of the Closing Date, (i) the representations, warranties and covenants given by QIP shall be deemed to have been given by Quantum Partners and Quantum Partners makes and reaffirms such representations, warranties and covenants to and for the benefit of Pharmacyclics, (ii) Quantum Partners shall be entitled to all the rights and privileges of the Purchase Agreement accruing to QIP, and (iii) QIP shall be released and discharged from all liabilities and obligations with respect to the Purchase Agreement.

          3.        Agreement  Binding  and to  Benefit  Assignees.  Each  party
                    ----------------------------------------------
                    hereto   represents   that  this  Agreement  has  been  duly
                    authorized, executed and delivered by it and is valid, binding and enforceable against it, and this Agreement shall inure to the benefit of the parties hereto and their successors and assigns.

          4.        Governing  Law.  This  Agreement   shall  be  construed  and
                    --------------
                    enforced in all respects according to the internal laws of the State of New York applicable to agreements executed and performed therein without giving effect to any choice of law rules thereof that may direct the application of the laws of another jurisdiction.

          5.        Counterparts.  This  Agreement  may be  executed  in several
                    ------------
                    counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.











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                                                             Page 19 of 19 Pages

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers or agents of the parties hereof as of the date set forth above.

                                        QUANTUM INDUSTRIAL PARTNERS LDC


                                        By:  /S/ MICHAEL C. NEUS
                                             ----------------------------------
                                             Michael Neus
                                             Attorney-in-Fact


                                        QUANTUM PARTNERS LDC


                                        By:  /S/ MICHAEL C. NEUS
                                             ----------------------------------
                                             Michael C. Neus
                                             Attorney-in-Fact





          Pharmacyclics hereby acknowledges and agrees to the terms of this Agreement, specifically the novation of QIP and the substitution of Quantum Partners as party to the Purchase Agreement.


                                        PHARMACYCLICS, INC.


                                        By:  /S/ CHERYL JASZEWSKI
                                             ----------------------------------
                                             Name:  Cheryl Jaszewski
                                             Title: Vice President







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